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                                                                   Exhibit 10.25
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                              SEPARATION AGREEMENT

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                  THIS SEPARATION AGREEMENT is dated as of March 21, 1997 and is made by and between JOHN P. GALLAGHER ("Gallagher"), an individual who resides at 783 Valley Road, Blue Bell, Pennsylvania 19422, as well as each and every dependent, heir, executor, legal representative and assign of Gallagher, and BRANDYWINE REALTY TRUST ("BRT"), a Maryland real estate investment trust, having its headquarters at 16 Campus Boulevard, Newtown Square, Pennsylvania 19073, together with each and every one of its predecessors, successors (by merger or otherwise), parents, subsidiaries (including but not limited to Brandywine
Realty Services Corporation ("BRSC")), affiliates, divisions, trustees, directors, officers, employees and agents, whether present or former.

                  WHEREAS, Gallagher entered into an Employment Agreement dated as of July 31, 1996 (the "Employment Agreement") with BRSC;

                  WHEREAS, BRSC assigned its rights and delegated its obligations under the Employment Agreement to BRT;

                  WHEREAS, the parties intend that Gallagher's employment with BRT will terminate on April 1, 1997 and that the Employment Agreement will terminate on that date;

                  WHEREAS, Gallagher and BRT desire to part on an amicable basis.

                  NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, Gallagher and BRT, acting of their own free will and intending to be legally and irrevocably bound, hereby agree as follows:

                  1. Employment Termination. Gallagher agrees that his employment with BRT is terminated, effective as of April 1, 1997, and Gallagher resigns from all positions with BRT, effective as of April 1, 1997. Without limiting the generality of the foregoing, all rights and obligations of BRT and Gallagher under the Employment Agreement shall terminate, effective as of April 1, 1997. Gallagher waives any and all rights to reinstatement and/or consideration for future employment with BRT.

                  2. Salary Continuation. BRT agrees to pay Gallagher salary continuation in the total amount of One Hundred Four Thousand Five Hundred Dollars ($104,500.00) for the period from April 1, 1997 to August 22, 1998. This salary continuation will be paid in the same manner and with the same federal, state and local tax withholdings as Gallagher's current salary.

                  3. COBRA. For the one-year period commencing April 1, 1997, BRT will provide Gallagher with family coverage under the Company's group medical plan subject to the

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terms of the plan as in effect from time to time. Any required employee contribution to the medical plan premium will be deducted from Gallagher's salary continuation payments. Gallagher's employment, for purposes of continuation of benefits for himself and eligible dependents at his (or their) own cost under COBRA, shall terminate on April 1, 1997. Accordingly, Gallagher's statutory right under COBRA to continue participation in BRT's group medical coverage for a period of up to eighteen (18) months, at his own cost, shall terminate 18 months after April 1, 1997. Gallagher agrees to promptly notify BRT by written notice to the President and Chief Executive Officer of BRT if he becomes eligible to participate in a comparable medical plan with a new employer.

                  4. Transfer of Partnership Interest. Gallagher agrees to transfer all of his right, title and interest as a partner in Brandywine Realty Services Partnership ("BRSP") to BRSP on April 1, 1997 in exchange for $25.00 and shall, on such date, withdraw as a partner of BRSP.

                  5. Confidentiality.

                           (a) Gallagher agrees that he will not disclose or
use, for his direct or indirect benefit or the direct or indirect benefit of any third party, any Confidential Information (as hereinafter defined) of BRT. "Confidential Information" means any and all proprietary or non-public information of BRT, including without limitation, information as to BRT's business and financial strategy and BRT's relationships with actual and prospective sellers or buyers of real estate or tenants of real estate. Confidential Information does not include information that is generally known in the real estate industry.

                           (b) Gallagher agrees that he will, effective as of
April 1, 1997: (i) discontinue all use of Confidential Information; (ii) return to BRT all material furnished by BRT that contains Confidential Information; and
(iii) erase any Confidential Information contained in computer memory under his ownership or control.

                           (c) Gallagher agrees to return to BRT on April 1,
1997 any documents and material whatsoever relating to the business of BRT. He also agrees that he will not make or retain copies of the foregoing.

                  6. Waiver and Release of Claims. Gallagher completely releases, relinquishes, waives and discharges BRT, its officers, trustees, directors, employees, agents, successors and assigns from all claims, liabilities, demands and causes of action, known or unknown, filed or contingent, which he may have or claim to have against BRT as of the date of termination of his employment arising out of or in any way related to his employment with BRT or the termination of that employment. Gallagher agrees that he has executed this Agreement on his own behalf, and also on behalf of his dependents, heirs, agents, representatives and assigns. This release includes, but is not limited to, a release of any rights or claims he may have under:



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                           (a) the Age Discrimination in Employment Act, which
prohibits age discrimination in employment;

                           (b) Title VII of the Civil Rights Act of 1964, as
amended by the Civil Rights Act of 1991, which prohibits discrimination in employment based on race, color, national origin, religion or sex;

                           (c) the Americans with Disabilities Act, which
prohibits discrimination on the basis of a covered disability;

                           (d) the Employer Retirement and Income Security Act,
which prohibits discrimination on the basis of entitlement to certain benefits;

                           (e) any other federal, state or local laws or
regulations prohibiting employment discrimination;

                           (f) breach of any express or implied contract claims;

                           (g) wrongful termination or any other tort claims,
including claims for attorney's fees, whether based on common law or otherwise;

                           (h) all claims to acquire or exercise any other
rights or entitlements of stock, warrants, options, or other securities of BRT; provided that nothing contained herein shall terminate or restrict Gallagher's rights under the warrants held by him on the date hereof exercisable for an aggregate of 40,000 common shares of beneficial interest of BRT at any time before 5:00 p.m. on August 22, 2002, as more fully provided in said warrants.

                  BRT agrees to release, relinquish, waive and discharge Gallagher of all claims, liabilities, demands and causes of action, known or unknown, which it may have or claim to have against Gallagher as of the date of the signing of this Agreement. This release does not waive BRT's right to enforce claims arising under this Agreement or any claims which by law may not be waived.

                  7. Cooperation. Gallagher agrees to cooperate with BRT and its executives in facilitating an orderly transition with respect to matters relating to his responsibilities as a BRT executive, and, in furtherance of such agreement, agrees to provide, at no additional compensation, reasonable consultation to BRT's Chairman of the Board, President and Chief Executive Officer and such other executives, including BRT's Chief Financial Officer, as they may identify from time to time. Gallagher agrees that he will not in the future voluntarily assist any individual or entity in preparing, or prosecuting any action or proceeding against BRT, its trustees, directors, officers, employees, or affiliates, including but not limited to, any administrative agency claims. Gallagher also agrees that he will, at BRT's expense and without


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unreasonably interfering with his future employment obligations, cooperate with and assist BRT in its defense of any such action or proceeding.

                  8. Arbitration of Disputes Under this Agreement. The parties agree that any and all disputes arising out of the performance or breach of this Agreement or any promise or covenant herein shall be resolved by submission to arbitration in Philadelphia, Pennsylvania under, and in accordance with, the rules and procedures of the American Arbitration Association.

                  9. Enforcement. All remedies at law and equity shall be available for the enforcement of this Agreement. This Agreement may be pleaded as a full bar to the enforcement of any claim in any way related to or arising out of Gallagher's employment with BRT and/or the termination of his employment to the extent of the waivers set forth in Paragraph 6 above.

                  All sums due to Gallagher hereunder shall be paid without reduction for compensation earned by Gallagher in any subsequent employment and shall be payable to Gallagher or his estate notwithstanding Gallagher's death, disability or any other factor.

                  10. Opportunity to Review and Right to Revoke. Gallagher acknowledges that he is acting of his own free will, that he has been afforded twenty-one (21) days to read and review the terms of this Agreement, that he has been advised to, and has had an opportunity to, seek the advice of counsel, and that he is voluntarily entering into this Agreement with full knowledge of its respective provisions and effects. Gallagher also acknowledges that he has seven
(7) days following his signing of this Agreement to revoke this Agreement in which case BRT will have no obligation to make any payment to him.

                  11. Contractual Effect. The parties understand and acknowledge that the terms of this Agreement are contractual and not a mere recital. Consequently, they expressly consent that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, and that it shall be binding upon the respective parties as well as their heirs, executors, successors, administrators and assigns.

                  12. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

                  IN WITNESS WHEREOF, Gallagher and BRT each acknowledge that they are acting of their own free will, that they have had a sufficient opportunity to read and review the terms of this Agreement, they have each received the advice of their respective counsel with


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respect hereto, and that they have voluntarily caused the execution of this
Agreement and by reference herein as of the day and year set forth below.


        /s/ John P. Gallagher              Witness: /s/ Anthony A. Nichols, Sr.
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         John P. Gallagher


On behalf of Brandywine Realty Trust:


By:      /s/ Gerard H. Sweeney             Witness: /s/ Anthony A. Nichols, Sr.
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Title:  President and Chief Executive Officer



                                     JOINDER

         Pursuant to Paragraph 4 of the above agreement, Brandywine Realty Services Partnership ("BRSP") hereby pays to John P. Gallagher the sum of $25.00 in exchange for his entire right, title and interest as a partner in BRSP.

                                            BRANDYWINE REALTY SERVICES
                                            PARTNERSHIP



                                            By: /s/ Gerard H. Sweeney
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                                            Gerard H. Sweeney, a General Partner


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